Execution Version
Exhibit 10.5

COLLATERAL ADMINISTRATION AGREEMENT

This COLLATERAL ADMINISTRATION AGREEMENT, dated as of May 9, 2019 (the “Agreement”), is entered into by and among BARINGS BDC STATIC CLO LTD. 2019-I, an exempted company incorporated with limited liability and existing under the laws of the Cayman Islands as the Issuer (the “Issuer”), BARINGS BDC, INC., a Delaware limited liability company as the Collateral Manager (as that term is defined in the Indenture, referred to herein, together with any successor Collateral Manager under the Indenture, the “Collateral Manager”), and STATE STREET BANK AND TRUST COMPANY (“State Street”), a Massachusetts trust company acting as collateral administrator under and for purposes of this Agreement (in such capacity, and together with any successor Collateral Administrator hereunder, the “Collateral Administrator”).
WITNESSETH:

WHEREAS, the Issuer and Barings BDC Static CLO 2019-I, LLC (the “Co-Issuer” and, together with the Issuer, the “Co-Issuers”) have entered into an Indenture dated as of May 9, 2019 (the “Indenture”) among the Issuer, the Co-Issuer, and State Street as Trustee (in such capacity, the “Trustee”);
WHEREAS, the Co-Issuers intend to issue (i) certificates representing the Co-Issuers’ U.S.$296,750,000 Class A-1 Senior Secured Floating Rate Notes due 2027 (the “Class A-1 Notes”), U.S.$51,500,000 Class A-2 Senior Secured Floating Rate Notes due 2027 (the “Class A-2 Notes” and, together with the Class A-1 Notes, the “Co-Issued Notes”) and (ii) certificates representing the Issuer’s U.S.$101,000,000 Subordinated Notes due 2027 (the “Subordinated Notes” and, together with the Co-Issued Notes, the “Notes”);
WHEREAS, the Collateral Manager and the Issuer have entered into a Collateral Management Agreement dated as of May 9, 2019 (the “Management Agreement”), pursuant to which the Collateral Manager provides certain services relating to the matters contemplated by the Indenture;
WHEREAS, pursuant to the terms of the Indenture, the Issuer has pledged certain Collateral Obligations, Equity Securities, Eligible Investments, each Hedge Agreement, its rights under certain agreements and accounts and certain other collateral (all as set forth in the Indenture) (sometimes collectively referred to herein as the “Collateral”) as security for the benefit of the Secured Parties;
WHEREAS, in accordance with the Indenture, the Issuer wishes to engage the Collateral Administrator to act as the 17g-5 Information Agent pursuant to terms of this Agreement;
WHEREAS, the Issuer wishes to engage State Street to act as Collateral Administrator and, thereby, to engage it to perform certain administrative duties with respect to the Collateral pursuant to the terms of this Agreement; and

WHEREAS, State Street is prepared to perform as Collateral Administrator certain specified obligations of the Issuer, or the Collateral Manager on its behalf, under the Indenture (and certain other services) as specified herein, upon and subject to the terms of this Agreement (but without assuming the obligations and liabilities of the Issuer or the Collateral Manager under the Indenture).
NOW, THEREFORE, in consideration of the mutual covenants contained herein, and other good and valuable consideration the receipt of which is hereby acknowledged, the parties hereto agree as follows:
1.Definitions. Capitalized terms not otherwise defined in this Agreement shall have the meanings set forth in the Indenture.
2.Powers and Duties of Collateral Administrator.
(a)    The Issuer hereby appoints State Street to act as Collateral Administrator and State Street shall act as Collateral Administrator pursuant to the terms of this Agreement, until State Street’s resignation or removal as Collateral Administrator pursuant to Section 7 hereof. In such capacity, the Collateral Administrator shall assist the Issuer and the Collateral Manager in connection with monitoring the Collateral solely by maintaining a database of certain characteristics of the Collateral Obligations on an ongoing basis, and in providing to the Issuer and the Collateral Manager and certain other parties as specified in the Indenture certain reports, schedules and calculations, all as more particularly described in Section 2(b) below (in each case in such form and content, and in such greater detail, as may be mutually agreed upon by the parties hereto from time to time and as may be required by the Indenture), based upon information and data received from the Issuer and/or the Collateral Manager and/or certain other parties as specified in the Indenture, which reports, schedules and calculations the Issuer or the Collateral Manager, on its behalf, is required to prepare and deliver (or which are necessary to be performed in order that certain reports, schedules and calculations can be prepared, delivered, or performed as required) under the Indenture. State Street’s duties and authority to act as Collateral Administrator hereunder are limited to the duties and authority specifically set forth in this Agreement. By entering into, or performing its duties under, this Agreement, the Collateral Administrator shall not be deemed to assume any obligations or liabilities of the Issuer under the Indenture, or of the Collateral Manager under the Management Agreement or the Indenture, and nothing herein contained shall be deemed to release, terminate, discharge, limit, reduce, diminish, modify, amend or otherwise alter in any respect the duties, obligations or liabilities of the Issuer, the Collateral Manager or the Trustee under or pursuant to the Indenture or of the Collateral Manager under or pursuant to the Management Agreement or the Indenture.
(b)    The Collateral Administrator shall perform the following general functions from time to time:
(i)    Create a collateral database with respect to the Collateral comprised of the Collateral Obligations credited to the Accounts from time to time, as provided in this Agreement (the “Collateral Database”);

(ii)    Update the Collateral Database for changes, including for ratings changes, and to reflect the sale or other disposition of the Collateral Obligations, Equity Securities and Eligible Investments included in the Collateral and the purchase of additional Collateral Obligations, Eligible Investments and Equity Securities from time to time, in each case based upon, and to the extent of, information furnished to the Collateral Administrator by the Collateral Manager (on behalf of the Issuer or itself) as may be reasonably required by the Collateral Administrator from time to time or that may be provided by the Trustee (based upon notices received by the Trustee from the issuer, or trustee or agent bank under an Underlying Instrument, or similar source);
(iii)    Track the receipt and daily allocation to the Accounts of Interest Proceeds and Principal Proceeds and any withdrawals therefrom and, on each Business Day, provide to the Collateral Manager daily reports reflecting such actions to the Accounts as of the close of business on the preceding Business Day;
(iv)    Prepare, on behalf of the Issuer, and arrange for delivery in accordance with the Indenture within the time frames stated therein, (A) the Monthly Report pursuant to the terms of Section 10.6(a) of the Indenture (and cooperate with the Collateral Manager, on behalf of the Issuer, in connection with the comparison of information and discrepancies, if any, required under the last paragraph of said Section 10.6(a) of the Indenture), and (B) the Distribution Report pursuant to Section 10.6(b) of the Indenture, in each case, on the basis of the information contained in the Collateral Database as of the applicable date of determination;
(v)    [Reserved]
(vi)    Reasonably cooperate with the Independent certified public accountants appointed by the Issuer in the preparation by such accountants of the reports required under Section 7.17 and Section 10.8 of the Indenture;
(vii)    Reasonably cooperate with the Issuer and the Collateral Manager in providing the Applicable Rating Agencies with such additional information as may be reasonably requested by the Applicable Rating Agencies and that can be provided without unreasonable burden or expense;
(viii)    [Reserved]
(ix)    Provide other such information with respect to the Collateral Obligations as may be routinely maintained by the Collateral Administrator in performing its ordinary function as Trustee pursuant to the Indenture (so long as it shall also serve as Trustee under the Indenture), or as may be required by the Indenture, as the Issuer or Collateral Manager may reasonably request from time to time and that the Collateral Administrator determines, in its sole discretion, may be provided without unreasonable burden or expense.
(c)    [Reserved]
(d)    [Reserved]

(e)    The Collateral Manager shall cooperate with the Collateral Administrator in connection with the preparation by the Collateral Administrator of the Monthly Reports, the Distribution Reports and the calculations set forth in Section 2 hereof. Without limiting the generality of the foregoing, the Collateral Manager shall supply in a timely fashion any information maintained by it that the Collateral Administrator may from time to time request with respect to the Collateral and reasonably need to complete the reports and certificates required to be prepared by the Collateral Administrator hereunder or required to permit the Collateral Administrator to perform its obligations hereunder, including without limitation, the Market Value of a Collateral Obligation to the extent required by the Indenture and any other information that may be reasonably required under the Indenture with respect to a Collateral Obligation and any Hedge Agreement. The Collateral Manager shall notify the Collateral Administrator promptly upon a Collateral Obligation becoming a Defaulted Obligation. The Collateral Manager shall review and verify the contents of the aforesaid reports, instructions, statements and certificates and shall send such reports, instructions, statements and certificates to the Issuer for execution.
(f)    If, in performing its duties under this Agreement, the Collateral Administrator is required to decide between alternative courses of action, the Collateral Administrator may request written instructions from the Collateral Manager, acting on behalf of the Issuer, as to the course of action desired by it. If the Collateral Administrator does not receive such instructions within two Business Days after it has requested them, the Collateral Administrator may, but shall be under no duty to, take or refrain from taking any such courses of action. The Collateral Administrator shall act in accordance with instructions received after such two-Business Day period except to the extent it has already taken, or committed itself to take, action inconsistent with such instructions. The Collateral Administrator shall be entitled to rely on the advice of legal counsel and independent accountants in performing its duties hereunder and shall be deemed to have acted in good faith if it acts in accordance with such advice.
(g)    Nothing herein shall prevent the Collateral Administrator or any of its Affiliates from engaging in other businesses or from rendering services of any kind to any Person.

2A. 17g-5 Information.
(a)In accordance with the Indenture, the Issuer hereby appoints the Collateral Administrator to act as the 17g-5 Information Agent.
(b)The sole duty of the 17g-5 Information Agent shall be to forward via e-mail, or cause to be forwarded via e-mail (solely to the extent such items are received by it for such purposes) to a password-protected internet website (the “17g-5 Website”), which shall initially be at www.structuredfn.com, the following items (collectively hereinafter referred to as the “Information”):
(i)Event of Default or acceleration notices required to be provided to the Applicable Rating Agencies pursuant to Article V of the Indenture;

(ii)Reports, information or statements required to be provided to the
Applicable Rating Agencies pursuant to Article X of the Indenture;
(iii)Any notices, information, requests or responses required to be delivered by the Issuer or the Trustee to the Applicable Rating Agencies pursuant to the Indenture;
(iv)Copies of amendments or supplements to the Indenture and amendments to this Collateral Administration Agreement, the Management Agreement and the Account Control Agreement, in each case, provided by or on behalf of the Issuer to the 17g-5 Information Agent; and
(v)Any additional items provided by the Issuer, the Trustee or the Collateral Manager to the 17g-5 Information Agent pursuant to Section 14.16 of the Indenture for forwarding to the 17g-5 Website.
(c)In the event that the 17g-5 Information Agent encounters a problem when forwarding the Information to the 17g-5 Website, the 17g-5 Information Agent’s sole responsibility shall be to attempt to forward such Information one additional time. In the event the 17g-5 Information Agent still encounters a problem on the second attempt, it shall notify the Issuer, the Trustee and the Collateral Manager of such failure, at which time the 17g-5 Information Agent shall have no further obligations with respect to such Information. Notwithstanding anything herein or any other document to the contrary, in no event shall the 17g-5 Information Agent be responsible for forwarding any information other than the Information in accordance herewith.
(d)The Issuer shall be responsible for posting (or causing to posted) all of the 17g-5 Information and any other information on the 17g-5 Website other than the Information.
(e)The parties hereto acknowledge and agree to comply with Section 14.16 of the Indenture, as applicable.
(f)The 17g-5 Information Agent shall promptly forward all Information it receives in accordance with this Agreement in the manner required by Section 2A(g) to the 17g-5 Website, subject to Section 2A(c) hereof.
(g)The parties hereto agree that any Information required to be provided to the 17g-5 Information Agent under the Indenture or under this Agreement shall be sent to the 17g-5 Information Agent at the following e-mail address: statestreet_cdo_services@statestreet.com, with the subject line specifically referring to “17g-5 Information” and “Barings BDC Static CLO Ltd. 2019-I”, or such other e-mail address or subject line specified by the 17g-5 Information Agent in writing to the Issuer and the Collateral Manager. All e-mails sent to the 17g-5 Information Agent pursuant to this Agreement or the Indenture shall only contain the Information and no other information, documents requests or communications. Each e-mail sent to the 17g-5 Information Agent pursuant to this Agreement or the Indenture failing to be sent to the e-mail address or which does not contain a subject line conforming to the requirements of the first sentence of this Section 2A(g) shall be deemed incomplete and the 17g-5 Information Agent shall have no obligations with respect thereto.
(h)The 17g-5 Information Agent shall not be responsible for and shall not be in default hereunder or under the Indenture, or incur any liability for any act or omission, failure, error, malfunction or delays in carrying out any of its duties which results from (i) the Issuer’s, Collateral Manager’s or any other party’s failure to deliver all or a portion of the Information to the 17g-5 Information Agent; (ii) defects in the Information supplied by the Issuer, the Collateral Manager or any other party to the 17g-5 Information Agent; (iii) the 17g-5 Information Agent acting in accordance with Information prepared or supplied by any party; (iv) the failure or malfunction of the 17g-5 Website; or (v) any other circumstances beyond the reasonable control of the 17g-5 Information Agent. The 17g-5 Information Agent shall be under no obligation to make any determination as to the veracity or applicability of any Information provided to it hereunder, or whether any such Information is required to be maintained on the 17g-5 Website pursuant to the Indenture or under Rule 17g-5 promulgated under the Securities and Exchange Act of 1934, as amended (or any successor provision to such rule) (the “Rule”).
(i)In no event shall the 17g-5 Information Agent be deemed to make any representation in respect of the content of the 17g-5 Website or compliance of the 17g-5 Website with the Indenture, the Rule, or any other law or regulation.
(j)The 17g-5 Information Agent shall not be responsible or liable for the dissemination of any identification numbers or passwords for the 17g-5 Website, including by the Issuer, the Applicable Rating Agencies, the NRSROs, any of their agents or any other party. Additionally, the 17g-5 Information Agent shall not be liable for the use of any information posted on the 17g-5 Website, whether by the Issuer, the Collateral Manager, the Applicable Rating Agencies, the NRSROs or any other third party that may gain access to the 17g-5 Website or the information posted thereon.
(k)In no event shall the 17g-5 Information Agent be responsible for creating or maintaining the 17g-5 Website. The 17g-5 Information Agent shall have no liability for any failure, error, malfunction, delay, or other circumstances beyond the reasonable control of the 17g-5 Information Agent, associated with the 17g-5 Website.
(l)The 17g-5 Information Agent shall have no obligation to engage in or respond to any oral communications, in connection with the initial credit rating of the Notes or the credit rating surveillance of the Notes, with any Applicable Rating Agency or any of their respective officers, directors, employees, agents or attorneys.
(m)To the extent the entity acting as the Collateral Administrator is also acting as the
17g-5 Information Agent, the rights, privileges, immunities and indemnities of the Collateral Administrator set forth herein and the Indenture shall also apply to it in its capacity as the 17g-5 Information Agent.
1.    Compensation. State Street in its capacities as Collateral Administrator and 17g-5 Information Agent will perform its duties and provide the services called for under Section 2 and

Section 2A above in exchange for compensation set forth in a separate fee letter in connection herewith. State Street shall be entitled to receive, on each Payment Date, reimbursement for all reasonable out-of-pocket expenses incurred by it in the course of performing its obligations hereunder, including those of the 17g-5 Information Agent, in the order specified in the Priority of Payments as set forth in Section 11.1 of the Indenture. Such expenses shall include the reasonable compensation and expenses, disbursements and advances of the Collateral Administrator’s agents, counsel, accountants and experts. The payment obligations to the Collateral Administrator and 17g-5 Information Agent pursuant to this Section 3 shall survive the termination of this Agreement and the resignation or removal of the Collateral Administrator and 17g-5 Information Agent. For the avoidance of doubt, all amounts payable under this Section 3 shall be subject to and payable only in accordance with the order specified in the Priority of Payments as set forth in Section 11.1 of the Indenture.
2.    Limitation of Responsibility of the Collateral Administrator; Indemnification.
(a)    The Collateral Administrator will have no responsibility under this Agreement other than to render the services expressly called for hereunder in good faith and without willful misfeasance, gross negligence or reckless disregard of its duties hereunder. The Collateral Administrator shall incur no liability to anyone in acting upon any signature, instrument, statement, notice, resolution, request, direction, consent, order, certificate, report, opinion, bond or other document or paper reasonably believed by it to be genuine and reasonably believed by it to be signed by the proper party or parties. Subject to Section 12 hereof, the Collateral Administrator may exercise any of its rights or powers hereunder or perform any of its duties hereunder either directly or, upon notice to the Collateral Manager, by or through agents or attorneys, and the Collateral Administrator shall not be responsible for any misconduct or negligence on the part of any agent or attorney appointed hereunder with due care by it. Neither the Collateral Administrator nor any of its affiliates, directors, officers, shareholders, agents or employees will be liable to the Collateral Manager, the Issuer or any other Person, except by reason of acts or omissions by the Collateral Administrator constituting bad faith, willful misfeasance, gross negligence or reckless disregard of the Collateral Administrator's duties hereunder. The Collateral Administrator shall in no event have any liability for the actions or omissions of the Issuer, the Collateral Manager or any other Person, and shall have no liability for any inaccuracy or error in any duty performed by it that results from or is caused by inaccurate, untimely or incomplete information or data received by it from the Issuer, the Collateral Manager or another Person (other than the Trustee, if the same entity shall be serving as Trustee and Collateral Administrator hereunder), except to the extent that such inaccuracies or errors are caused by the Collateral Administrator's own bad faith, willful misfeasance, gross negligence or reckless disregard of its duties hereunder. The Collateral Administrator shall not be liable for failing to perform or delay in performing its specified duties hereunder which results from or is caused by a failure or delay on the part of the Issuer, the Collateral Manager or another Person (other than the Trustee, if the same entity shall be serving as Trustee and Collateral Administrator hereunder) in furnishing necessary, timely and accurate information to the Collateral Administrator. The duties and obligations of the Collateral Administrator and its employees or agents shall be determined solely by the express provisions of this Agreement and they shall not be under any obligation or duty except for the performance of such duties and obligations as are specifically set forth herein, and no implied covenants shall be read into this Agreement against them. The Collateral Administrator may consult with counsel and shall be protected in any action reasonably taken in good faith in accordance with the advice of such counsel.
(b)    The Collateral Administrator may rely conclusively on any notice, certificate or other document (including, without limitation, telecopier or other electronically transmitted instructions, documents or information) furnished to it hereunder and reasonably believed by it in good faith to be genuine. The Collateral Administrator shall not be liable for any action taken by it in good faith and reasonably believed by it to be within the discretion or powers conferred upon it, or taken by it pursuant to any direction or instruction by which it is governed hereunder, or omitted to be taken by it by reason of the lack of direction or instruction required hereby for such action. The Collateral Administrator shall not be bound to make any investigation into the facts or matters stated in any certificate, report or other document; provided, however, that, if the form thereof is prescribed by this Agreement, the Collateral Administrator shall examine the same to determine whether it conforms on its face to the requirements hereof. The Collateral Administrator shall not be deemed to have knowledge or notice of any matter unless actually known to a Trust Officer working in its Structured Trust and Analytics department (or successor group). Under no circumstances shall the Collateral Administrator be liable for indirect, punitive, special or consequential damages under or pursuant to this Agreement, its duties or obligations hereunder or arising out of or relating to the subject matter hereof. It is expressly acknowledged by the Issuer and the Collateral Manager that application and performance by the Collateral Administrator of its various duties hereunder (including recalculations to be performed in respect of the matters contemplated hereby) shall be based upon, and in reliance upon, data and information provided to it by the Collateral Manager (and/or the Issuer or other third parties) with respect to the Collateral, and the Collateral Administrator shall have no responsibility for the accuracy of any such information or data provided to it by such persons. Nothing herein shall impose or imply any duty or obligation on the part of the Collateral Administrator to verify, investigate or audit any such information or data (except to the extent any such information provided is patently incorrect or inconsistent with any proximally received information or instruction, in which case the Collateral Administrator shall investigate any such information), or to determine or monitor on an independent basis whether any issuer of the Collateral is in default or in compliance with the underlying documents governing or securing such securities, from time to time, the role of the Collateral Administrator hereunder being solely to perform certain mathematical computations and data comparisons as provided herein. For purposes of monitoring changes in ratings, the Collateral Administrator shall be entitled to use and rely (in good faith) exclusively upon a single reputable electronic financial information reporting services (which for ratings by Standard & Poor’s shall be www.standardandpoors.com or www.ratingsdirect.com) and shall have no liability for any inaccuracies in the information reported by, or other errors or omissions of, any such service. It is hereby expressly agreed that Bloomberg Financial Markets is one such reputable service.
(c)    Notwithstanding anything herein and without limiting the generality of any terms of this Section 4, the Collateral Administrator shall have no liability to the extent of any expense, loss, damage, demand, charge or claim resulting from or caused by events or circumstances beyond the reasonable control of the Collateral Administrator including, without limitation, the interruption, suspension or restriction of trading on or the closure of any securities markets, power or other mechanical or technological failures or interruptions, computer viruses, communications disruptions, work stoppages, natural disasters, fire, war, terrorism, riots, rebellions, or other similar acts.
(d)    The Issuer shall, and hereby agrees to, reimburse, indemnify and hold harmless the Collateral Administrator and its affiliates, directors, officers, shareholders, agents and employees for and from any and all losses, damages, liabilities, demands, charges, costs, expenses (including the reasonable fees and expenses of counsel and other experts) and claims of any nature in respect of, or arising from any acts or omissions performed or omitted by the Collateral Administrator, its affiliates, directors, officers, shareholders, agents or employees pursuant to or in connection with the terms of this Agreement, or in the performance or observance of its duties or obligations under this Agreement; provided the same are in good faith and without willful misfeasance and/or gross negligence on the part of the Collateral Administrator and without reckless disregard of its duties hereunder provided, further, that such amounts will be payable solely from and pursuant to Section 11.1 of the Indenture.
(e)    In connection with the aforesaid indemnification provisions, upon reasonable prior notice, any indemnified party will afford to the indemnifying party the right, in its sole discretion and at its sole expense, to assume the defense of any claim, including, but not limited to, the right to designate counsel reasonably acceptable to such indemnified party, and to control all negotiations, litigation, arbitration, settlements, compromises and appeals of such claim; provided that, if the indemnifying party so assumes the defense of such claim, it shall not be liable for any fees and expenses of separate counsel for such indemnified party incurred thereafter in connection with such claim except that if such indemnified party reasonably determines that counsel designated by such indemnifying party has a conflict of interest, such indemnifying party shall pay the reasonable fees and disbursement of one counsel (in addition to any local counsel) separate from its own counsel for all indemnified parties in connection with any one action or any separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances; and provided, further, that prior to entering into any final settlement or compromise, such indemnifying party shall seek the consent of the indemnified parties and use its best efforts in light of then prevailing circumstances (including, without limitation, any express or implied time constraint on any pending settlement offer) to obtain the consent of each such indemnified party as to the terms of such final settlement or compromise. If an indemnified party shall not consent to the terms of a final proposed settlement or compromise within a reasonable time under the circumstances, the indemnifying party shall not thereafter be obligated to indemnify such indemnified party for any amounts in excess of such proposed final settlement or compromise.
(f)    Without limiting the generality of any terms of this Section 4, the Collateral Administrator shall have no liability for any failure, inability or unwillingness on the part of the Collateral Manager or Issuer (or Trustee, if not the same Person as the Collateral Administrator) to provide accurate and complete information on a timely basis to the Collateral Administrator, or otherwise on the part of any such party to comply with the terms of this Agreement, the Indenture or Management Agreement, and shall have no liability for any inaccuracy or error in the performance or observance on the Collateral Administrator’s part of any of its duties hereunder that is caused by or results from any such inaccurate, incomplete or untimely information received by it, or other failure on the part of any such other party to comply with the terms hereof.
(g)    Nothing herein shall obligate the Collateral Administrator to determine independently the characteristics of any Collateral (including any Hedge Agreement), including whether any item of Collateral is a Defaulted Obligation, it being understood that any such determination shall be based exclusively upon notification the Collateral Administrator may receive from the Collateral Manager or from (or in its capacity as) the Trustee (based upon notices received by the Trustee from the issuer, or trustee or agent bank under an Underlying Instrument, or similar source).
3.    No Joint Venture. Nothing contained in this Agreement (i) shall constitute the Issuer, the Collateral Administrator and the Collateral Manager members of any partnership, joint venture, association, syndicate, unincorporated business or other separate entity, (ii) shall be construed to impose any liability as such on any of them or (iii) shall be deemed to confer on any of them any express, implied or apparent authority to incur any obligation or liability on behalf of the others.
4.    Term. This Agreement shall continue in effect so long as the Indenture remains in effect with respect to the Notes, unless this Agreement has been previously terminated in accordance with Section 7 hereof.
5.    Termination.
(a)    This Agreement may be terminated without cause by any party upon not less than 90 days' prior written notice to the other parties.
(b)    If, at any time prior to the payment in full of the obligations under the Notes, the Collateral Administrator shall resign or be removed as Trustee under the Indenture, such resignation or removal shall be deemed a resignation or removal of the Collateral Administrator hereunder.
(c)    At the option of the Issuer, this Agreement may be terminated upon ten days' prior, written notice of termination from the Issuer to the Collateral Administrator if any of the following events shall occur:
(i)    The Collateral Administrator shall (i) in bad faith, with gross negligence, willfully or with reckless disregard default in the performance of any of its duties under this Agreement or (ii) breach any material provision of this Agreement and shall not cure such default or breach within thirty days (or, if such default or breach cannot be cured in such time, the Collateral Administrator shall not have given within thirty days such assurance of cure as shall be reasonably satisfactory to the Collateral Manager or the Issuer);
(ii)     A court having jurisdiction in the premises shall enter a decree or order for relief in respect of the Collateral Administrator in any involuntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, or appoint a receiver, liquidator, assignee, custodian, trustee, sequestrator (or similar official) of the Collateral Administrator or for any substantial part of its property, or order the winding up or liquidation of its affairs; or
(iii)    The Collateral Administrator shall commence a voluntary case under applicable bankruptcy, insolvency or other similar law now or hereafter in effect, or shall consent to the entry of an order for relief in an involuntary case under any such law, or shall consent to the appointment of or taking possession by a receiver, liquidator, assignee, trustee, custodian, sequestrator (or similar official) of the Collateral Administrator or for any substantial part of its property, or shall make any general assignment for the benefit of creditors; shall fail generally to pay its debts as they become due; or shall permit or suffer all or substantially all of its properties or assets to be sequestered or attached by a court order and the order remains undismissed for 60 days.
If any of the events specified in clauses (ii) or (iii) of this Section 7 shall occur, the Collateral Administrator shall give written notice thereof to the Collateral Manager and the Issuer within one Business Day after the happening of such event.
(d)    Except when the Collateral Administrator shall be removed pursuant to subsection (c) of this Section 7 or shall resign pursuant to subsection (e) of this Section 7, no removal or resignation of the Collateral Administrator shall be effective until the date as of which a successor Collateral Administrator reasonably acceptable to the Issuer shall have agreed in writing to assume all of the Collateral Administrator’s duties and obligations pursuant to this Agreement and shall have executed and delivered an agreement in form and content reasonably satisfactory to the Issuer, the Collateral Manager and the Trustee.
(e)    Notwithstanding the foregoing, the Collateral Administrator may resign its duties hereunder without any requirement that a successor Collateral Administrator be obligated hereunder and without any liability for further performance of any duties hereunder (A) immediately upon the termination (whether by resignation or removal) of State Street as Trustee under the Indenture, (B) with at least 30 days’ prior written notice to the Collateral Manager and the Issuer, upon any reasonable determination by State Street that the taking of any action, or performance of any duty, on its part as Collateral Administrator pursuant to the terms of this Agreement would be in conflict with or in violation of its duties or obligations as Trustee under the Indenture, or (C) upon at least 60 days’ prior written notice of termination to the Collateral Manager and the Issuer upon the occurrence of any of the following events and the failure to cure such event within such 60 day notice period: (i) failure of the Issuer to pay any of the amounts specified in Section 3 within 60 days after such amount is due pursuant to Section 3 hereof (to the extent not already paid to State Street pursuant to Section 6.8 of the Indenture) or (ii) failure of the Issuer to provide any indemnity payment to State Street pursuant to the terms of this Agreement, as the case may be, within 60 days of the receipt by the Issuer of a written request for such payment or reimbursement (to the extent not already paid to State Street pursuant to Section 6.8 of the Indenture).

(e)    Promptly upon the effective date of termination of this Agreement pursuant to Section 6 hereof or on the first Payment Date subsequent to the resignation or removal of the Collateral Administrator pursuant to Section 7(a), (b), (c), (d) or (e) hereof, respectively, the Collateral Administrator shall be entitled to be paid all amounts accruing to it to the date of such termination, resignation or removal in accordance with the Priority of Payments set forth in Section 11.1(a) of the Indenture.
(f)    Any corporation into which the Collateral Administrator may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Collateral Administrator shall be a party, or any corporation succeeding to all or substantially all of the corporate trust business of the Collateral Administrator, shall be the successor of the Collateral Administrator hereunder without the execution or filing of any paper or any further act on the part of any of the parties hereto.
(g)    The Collateral Administrator shall provide notice of any such termination or resignation to the Applicable Rating Agencies.
6.    Representations and Warranties.
(a)    The Collateral Manager hereby represents and warrants to State Street and the Issuer as follows:
(i)    The Collateral Manager is a Maryland corporation and has the full power and authority to execute, deliver and perform this Agreement and all obligations required hereunder and has taken all necessary action to authorize this Agreement on the terms and conditions hereof, the execution, delivery and performance of this Agreement and the performance of all obligations imposed upon it hereunder. No consent of any other person including, without limitation, partners and creditors of the Collateral Manager, and no license, permit, approval or authorization of, exemption by, notice or report to, or registration, filing or declaration with, any governmental authority, is required by the Collateral Manager in connection with this Agreement or the execution, delivery, performance, validity or enforceability of this Agreement and the obligations imposed upon it hereunder. This Agreement constitutes, and each instrument and document required hereunder, when executed and delivered by the Collateral Manager hereunder will constitute, the legal, valid and binding obligations of the Collateral Manager enforceable against the Collateral Manager in accordance with their terms subject, as to enforcement, (a) to the effect of bankruptcy, insolvency or similar laws affecting generally the enforcement of creditors’ rights as such laws would apply in the event of any bankruptcy, receivership, insolvency or similar event applicable to the Collateral Manager and (b) to general equitable principles (whether enforceability of such principles is considered in a proceeding at law or in equity).
(ii)    The execution, delivery and performance of this Agreement and the documents and instruments required hereunder (x) will not violate (A) any provision of any existing law or regulation binding on the Collateral Manager, or (B) any order, judgment, award or decree of any court, arbitrator or governmental authority binding on the Collateral Manager, or (C) the governing instruments of, or any securities or partnership interests issued by, the Collateral

Manager or of any mortgage, indenture, lease, contract or other agreement, instrument or undertaking to which the Collateral Manager is a party or by which the Collateral Manager or any of its assets may be bound, the violation of which would have a material adverse effect on the business, operations, assets or financial condition of the Collateral Manager and (y) will not result in, or require, the creation or imposition of any lien on any of its property, assets or revenues pursuant to the provisions of any such mortgage, indenture, lease, contract or other agreement, instrument or undertaking.
(b)    The Issuer hereby represents and warrants to the Collateral Administrator and the Collateral Manager as follows:
(i)    The Issuer is an exempted company duly incorporated with limited liability and validly existing and in good standing under the laws of the Cayman Islands and has the full power and authority to execute, deliver and perform this Agreement and all obligations required hereunder and has taken all necessary action to authorize this Agreement on the terms and conditions hereof, the execution, delivery and performance of this Agreement and the performance of all obligations imposed upon it hereunder. No consent of any other person including, without limitation, stockholders and creditors of the Issuer, and no license, permit, approval or authorization of, exemption by, notice or report to, or registration, filing or declaration with, any governmental authority is required by the Issuer in connection with this Agreement or the execution, delivery, performance, validity or enforceability of this Agreement and the obligations imposed upon it hereunder. This Agreement constitutes, and each instrument and document required hereunder, when executed and delivered by the Issuer hereunder will constitute, the legal, valid and binding obligations of the Issuer enforceable against the Issuer in accordance with their terms subject, as to enforcement, (a) to the effect of bankruptcy insolvency or similar laws affecting generally the enforcement of creditors' rights as such laws would apply in the event of any bankruptcy, receivership, insolvency or similar event applicable to the Issuer and (b) to general equitable principles (whether unenforceability of such principles is considered in a proceeding at law or in equity).
(ii)     The execution, delivery and performance of this Agreement and the documents and instruments required hereunder (x) will not violate (A) any provision of any existing law or regulation binding on the Issuer, or (B) any order, judgment, award or decree of any court, arbitrator or (C) governmental authority binding on the Issuer, or the governing instruments of, or any securities issued by, the Issuer or of any mortgage, indenture, lease, contract or other agreement, instrument or undertaking to which the Issuer is a party or by which the Issuer or any of its assets may be bound, the violation of which would have a material adverse effect on the business, operations, assets or financial condition of the Issuer and (y) will not result in, or require, the creation or imposition of any lien on any of its property, assets or revenues pursuant to the provisions of any such mortgage, indenture, lease, contract or other agreement, instrument or undertaking.
(c)    The Collateral Administrator hereby represents and warrants to the Collateral Manager and the Issuer as follows:

(i)    The Collateral Administrator is a trust company duly organized, validly existing and in good standing under the laws of the Commonwealth of Massachusetts and has full corporate power and authority to execute, deliver and perform this Agreement and all obligations required hereunder and has taken all necessary corporate action to authorize this Agreement on the terms and conditions hereof, the execution, delivery and performance of this Agreement and all obligations required hereunder. No consent of any other person including, without limitation, stockholders and creditors of the Collateral Administrator, and no license, permit, approval or authorization of, exemption by, notice or report to, or registration, filing or declaration with, any governmental authority is required by the Collateral Administrator in connection with this Agreement or the execution, delivery, performance, validity or enforceability of this Agreement and the obligations imposed upon it hereunder. This Agreement constitutes the legal, valid and binding obligations of the Collateral Administrator enforceable against the Collateral Administrator in accordance with their terms subject, as to enforcement, (a) to the effect of bankruptcy, insolvency or similar laws affecting generally the enforcement of creditors’ rights as such laws would apply in the event of any bankruptcy, receivership, insolvency or similar event applicable to the Collateral Administrator and (b) to general equitable principles (whether enforceability of such principles is considered in a proceeding at law or in equity).
(ii)    The execution, delivery and performance of this Agreement and the documents and instruments required hereunder (x) will not violate (A) any provision of any existing law or regulation binding on the Collateral Administrator, or (B) any order, judgment, award or decree of any court, arbitrator or (C) governmental authority binding on the Collateral Administrator, or the Amended and Restated Articles of Association or Amended and Restated Bylaws of the Collateral Administrator or of any mortgage, indenture, lease, contract or other agreement, instrument or undertaking to which the Collateral Administrator is a party or by which the Collateral Administrator or any of its assets may be bound, the violation of which would have a material adverse effect on the business, operations, assets or financial condition of the Collateral Administrator and (y) will not result in, or require, the creation or imposition of any lien on any of its property, assets or revenues pursuant to the provisions of any such mortgage, indenture, lease, contract or other agreement, instrument or undertaking.
7.    Amendments; Instrument Under Seal. This Agreement may not be amended, changed, modified or terminated (except as otherwise expressly provided herein) except (i) by the Collateral Manager, the Issuer and the Collateral Administrator in writing and (ii) with prior written notice to the Applicable Rating Agencies. This Agreement is intended to take effect as an instrument under seal.
8.    Governing Law. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN CONFORMITY WITH THE LAWS OF THE STATE OF NEW YORK WITH RESPECT TO AGREEMENTS MADE AND TO BE PERFORMED THEREIN.
9.    Notices. All notices, requests, directions and other communications permitted or required hereunder shall be in writing and shall be deemed to have been duly given when received.
If to the Collateral Administrator, to:

State Street Bank and Trust Company
1 Iron Street
Boston, MA 02210
Attention: Structured Trust and Analytics
Ref: Barings BDC Static CLO Ltd. 2019-I
Facsimile: (617) 937-4358
Telephone: (617) 662-9839

If to the Collateral Manager, to:

Barings BDC, Inc.
300 South Tryon Street, Suite 2500
Charlotte, North Carolina 28202
Attention: Rob Shelton
facsimile No. (413) 226-2854
email: rob.shelton@barings.com

If to the Issuer, to:

Barings BDC Static CLO Ltd. 2019-I
c/o MaplesFS Limited
PO Box 1093
Boundary Hall, Cricket Square
Grand Cayman KY1-1102
Cayman Islands
Attention: The Directors
Facsimile: (345) 945-7100
email: cayman@maples.com

10.    Successors and Assigns. This Agreement shall inure to the benefit of, and be binding upon, the successors and assigns of each of the Collateral Manager, the Issuer and the Collateral Administrator; provided, however, that the Collateral Administrator may not assign (by operation of law or otherwise) its rights and obligations hereunder without the prior written consent of the Collateral Manager and the Issuer, and prior notice to the Applicable Rating Agencies, except that State Street, as Collateral Administrator, may delegate to, employ as agent, or otherwise cause any duty or obligation hereunder to be performed by, any direct or indirect wholly owned subsidiary of State Street or its successors without the prior written consent of the Collateral Manager and the Issuer (provided that in such event State Street, as Collateral Administrator, shall remain responsible for the performance of its duties as Collateral Administrator hereunder). The Collateral Administrator consents to the pledge of all of the Issuer’s rights, title, and interest in, to, and under this Agreement as provided in the granting clause of the Indenture.

11.    Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all of which together shall constitute but one and the same instrument. Delivery of an executed counterpart of this instrument by email or telecopy shall be effective as delivery of a manually executed counterpart of this instrument.
12.    Conflict with the Indenture. If this Agreement shall require that any action be taken with respect to any matter and the Indenture shall require that a different action be taken with respect to such matter, and such actions shall be mutually exclusive, or if this Agreement should otherwise conflict with the Indenture, the provisions of the Indenture in respect thereof shall control.
13.    Subordination. The Collateral Administrator agrees that the payment of all amounts to which it is entitled pursuant to this Agreement shall be subordinated to the extent set forth in, and the Collateral Administrator agrees to be bound by the provisions of, the Indenture (as if it were a party to the Indenture, in the case of any successor Collateral Administrator that is not also serving as Trustee under the Indenture). The Issuer’s obligations hereunder will be solely the corporate obligation of the Issuer and the Collateral Administrator will not have recourse to any of the directors, officers, employees, shareholders, members or governors of the Issuer with respect to any claims, losses, damages, liabilities, indentures or other obligation in connection any transaction contemplated hereby. Notwithstanding any other provision of this Agreement, the obligations of the Issuer hereunder are limited recourse obligations of the Issuer payable solely from the Collateral (excluding the Excepted Property) and following realization of the Collateral, application of the proceeds thereof in accordance with the Indenture and their reduction to zero, any obligations of, or claims against the Issuer for any shortfall after such realization shall be extinguished and shall not thereafter revive. The Collateral Administrator further agrees that it will not have any recourse against the Issuer, its directors, officers, employees, security holders and agents for any such amounts.
14.    Survival. Notwithstanding any term herein to the contrary, all indemnifications set forth or provided for in this Agreement, together with Sections 15 and 17 of this Agreement, shall survive the termination of this Agreement.
15.    No Petition in Bankruptcy. The provisions of Section 5.4(d) of the Indenture shall apply, mutatis mutandis, as if set forth here in full, such that the Collateral Administrator agrees not to file or join in the filing of an involuntary petition in bankruptcy in any jurisdiction against the Issuer or the Co-Issuer for the nonpayment of the Collateral Administrator's fees or other amounts payable by the Issuer or the Co-Issuer under this Agreement until one year (or if longer, the expiration of a period equal to the applicable preference period under the Bankruptcy Code, Cayman Islands law or similar bankruptcy laws of any jurisdiction) plus one (1) day following the payment in full of all Notes issued under the Indenture. In no circumstances will the Collateral Administrator or the Collateral Manager seek to bring any action against any officer, director, employee, shareholder, incorporator, partner or affiliate of the Issuer for any amounts owing hereunder.

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IN WITNESS WHEREOF, the parties hereto have caused this Collateral Administration Agreement to be executed effective as of the day first above written.

BARINGS BDC STATIC CLO, LTD. 2019-I By: /s/ Yun Zheng Name: Yun Zheng Title: Director

BARINGS BDC, INC., as Collateral Manager By: /s/ Jonathan Bock Name: Jonathan Bock
Title: CFO

STATE STREET BANK AND TRUST COMPANY, as Collateral Administrator By: /s/ Brian Peterson Name: Brian Peterson Title: Vice President

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